Exhibit 10.1

Contract Number: YS2024029

Office Building Property Service Contract

Property Service Provider:	Shanghai Yushi Property Management Co., Ltd.
(Hereinafter referred to as “Party A”)

Contract Signing Address:	15 Changyi Road, Shanghai

Property Service User:	Shanghai Evertrend Enterprise Co., Ltd.
(Hereinafter referred to as “Party B”)

Address:	Rooms 9 to 11, 16th Floor, Building B, 15 Changyi Road, Shanghai

In accordance with the provisions of the Civil Code of the People’s Republic of China and the Shanghai Housing Lease Regulations, Party A and Party B, on the basis of equality, voluntariness, fairness, and good faith, have reached an agreement through consultation to conclude this contract regarding Party B’s lease of the legally rentable property from Party A.

1. Location and Area of the Office Building Leased by Party B

The office building provided by Party A to Party B is located at Building B, 15 Changyi Road, Shanghai, Rooms 9 to 11, 16th Floor (subject to floor plan confirmation), with a total area of 526.24 square meters.

2. The decoration and facilities in the office provided by Party A shall be subject to the actual situation.

3. Purpose of the Office：It is only for office use.

4. Term of Property Management and Service：From January 27, 2025, to February 5, 2026.

5. Property Management Service Fees and Payment Time

- During the contract period, the site use fee is calculated at 2 yuan per square meter per day, that is, Party B shall pay RMB 32,012.93 per month (in words: Thirty - two Thousand and Twelve Yuan Ninety - three Cents). The property management fee is calculated at 0 yuan per square meter per day, that is, Party B shall pay 0 per month (In words: RMB 0 yuan).

- The above mentioned fees are settled and paid on a [Three] - month cycle. The total site use fee for one cycle is RMB 96,038.79 (in words: Ninety - six Thousand and Thirty - eight Yuan Seventy - nine Cents), the total property management fee is RMB 0 (in words: RMB 0). The first payment shall be paid before the effective date of this contract. Party B shall pay the fees of each subsequent period in one lump sum before 15 natural days before the expiration of the payment of the previous period.

- The air conditioning fee is paid twice a year, the first installment pays the air conditioning fee 0 yuan for 3 months (in words: RMB 0 yuan), the second installment pays the air conditioning fee 0 yuan for 3 months (in words: RMB 0 yuan).

- The garbage disposal fee is calculated at 1 yuan per square meter per month, and is settled and paid on a [Three] - month cycle. The total garbage disposal fee for one cycle is RMB 1,578.72 (in words: One Thousand Five Hundred and Seventy - eight Yuan Seventy - two Cents).

- The period from January 27, 2025, to February 5, 2025, is the decoration rent - free period.

6. Deposit and Other Expenses

To ensure the full performance of the property service contract, when Party B pays the first - phase fees, it shall pay a house use deposit to Party A. The deposit is equivalent to two months’ site use fee, that is, RMB 64,025.86 (in words: Sixty - four Thousand and Twenty - five Yuan Eighty - six Cents). Party A shall issue a receipt to Party B after receiving the deposit.

At the end of the lease term, except for using the house use deposit to offset the expenses borne by Party B as agreed in the contract, Party B shall return the office and its facilities and equipment to Party A in their original state. Party A shall return the remaining deposit to Party B without interest after accepting the property. However, if any of the following situations occurs, the deposit will not be refunded:

- Party B damages the decoration and other equipment and facilities in the office it uses and refuses to compensate at the market price.

- Party B fails to pay the fees on time for more than ten working days.

- Party B unilaterally terminates the contract in advance.

During the lease period, the expenses such as water, electricity, gas, communication, cable TV, parking fees, and air - conditioning fees incurred from using the house shall be borne by [Party B]. Other relevant expenses shall also be borne by [Party B].

7. Payment Method

The site use fee, property management fee, and other expenses stipulated in this contract shall be settled and paid in RMB. Party B shall pay the above - mentioned funds to the designated account of Party A.

8. Obligations of Party A during the Lease Period

8.1 Party A shall collect site use fees and other fees as agreed.

8.2 Party A shall ensure that the decoration and facilities of the provided office meet the requirements of this contract.

8.3 Party A shall deliver the provided office to Party B for use at the time specified in the contract.

8.4 Party A shall not unilaterally exchange or sublease the office provided to Party B.

9. Obligations of Party B during the Property Service Period

9.1 Party B shall pay the office site use fees and other fees in full and on time.

9.2 Party B shall take good care of and use the office and its facilities reasonably. It shall not demolish, modify, or damage the building structure and its attached equipment and facilities without permission. If it is really necessary to make changes, it must obtain the written consent of Party A in advance, and the changes shall not affect the use and safety of adjacent houses. The costs incurred shall be borne by Party B.

9.3 Party B shall not damage the decoration and various facilities and equipment in the office.

9.4 Without the consent of Party A, Party B shall not sublease, lend, or exchange the used office without permission, shall not change the nature of the office without permission, and shall not use the office as a production, processing, or other such place.

9.5 Party B shall return the office and its facilities to Party A in good lease condition in a timely manner when the property service of the office expires.

9.6 Party B shall not use the office for illegal activities, nor conduct any activities that damage the interests of Party A, other property owners, and property users, or that have an adverse impact on the building.

9.7 Party B shall be responsible for the fire protection management of the used office and actively cooperate with the property management agency in the fire protection management of the public areas.

9.8 If Party B causes personal injury or property damage to Party A or a third party due to food safety, fire safety, public security safety, etc., Party B shall bear the liability, and Party A shall not be held responsible.

9.9 Party B shall fulfill its safety guarantee obligations during its business activities in the office. If it fails to fulfill the safety guarantee obligations and causes personal injury or property damage to Party A or a third party, Party B shall bear the liability, and Party A shall not be held responsible.

9.10 If Party B violates the above - mentioned Clauses 9.8 and 9.9, it shall be regarded as a breach of contract by Party B. Party A may immediately terminate the original contract and deduct the deposit stipulated in the contract as liquidated damages.

10. Liability for Breach of Contract

In addition to the liability for breach of contract already stipulated in the main text of the contract, if the following situations occur to either party, they shall also bear the corresponding liability for breach of contract.

10.1 When this contract expires, terminates, or is dissolved, Party B shall move out and complete the handover and acceptance procedures with Party A. If Party B fails to move out on time or the condition of the house upon return does not meet the contract standards, it shall pay an occupation fee on a daily basis. The daily occupation fee shall be calculated as three times the site use fee and property management fee on the date of contract expiration, termination, or dissolution (if it is a monthly, annual site use fee or property management fee, it shall be converted into a daily site use fee and property management fee). If the occupation fee is insufficient to compensate for Party A’s losses, Party B shall make up for the losses.

10.2 - If Party B fails to pay any of the fees such as site use fees, property management fees, various deposits, water, electricity, and gas fees as agreed in this contract or as required by the property management company, it shall be regarded as a breach of contract. Party A or the property management company entrusted by Party A may take loss - prevention measures such as stopping the supply of water, electricity, and air - conditioning, and Party B agrees. The losses caused thereby shall be borne by Party B itself. At the same time, Party A or the property management company entrusted by Party A still has the right to recover the fees until the contract is actually terminated.

- If Party B fails to pay the site use fees, property management fees, various deposits, water, electricity, and gas fees within the agreed payment time, if it is less than 10 days overdue, a late - payment penalty of 1‰ of the payable amount shall be charged per day; if it is 10 days (including 10 days) but less than 15 days overdue, a late - payment penalty of 1.5‰ of the payable amount shall be charged per day; if it fails to pay after 15 days, Party A has the right to immediately terminate this cooperation contract and has the right to dispose of the items and goods left by Party B in the office to offset the outstanding fees. At the same time, before Party A receives all the site use fees, property management fees, various deposits, water, electricity, and gas fees, Party B shall still pay a late - payment penalty of 1.5‰ of the payable site use fees, property management fees, various deposits, water, electricity, and gas fees.

10.3 The goods and services provided by Party B during its business operations shall meet the quality requirements or relevant specifications of the relevant government departments. If Party B is subject to customer claims due to illegal or non - standard business operations, Party B shall bear the liability. If the above - mentioned actions of Party B lead to Party A’s advance payment or joint liability for compensation, Party A has the right to recover from Party B, and Party B shall also compensate Party A for other losses caused thereby.

10.4 If Party B causes losses to Party A or other lessees or incurs administrative or judicial penalties due to violating the agreed use purpose of the office, illegal or improper use of the facilities and equipment in the office or the park, Party B shall bear the liability. If Party A’s advance payment or joint liability is caused thereby, Party A has the right to recover from Party B, and Party B shall still compensate Party A for other losses caused thereby.

10.5 If Party B has used the address of this house as its business address to handle relevant licenses, Party B shall handle the change or cancellation procedures within three months after moving out. If Party B fails to handle the procedures on time, the lease deposit will not be refunded, and Party B shall bear the losses caused to Party A. The lease deposit will be refunded after the relevant licenses are revoked.

10.6 In case of power outages, water outages, and other accidents, if it is found that they are caused by Party A, Party A shall bear the liability. If the power outage or water outage lasts for more than 48 hours, Party B may request Party A to waive the rent for the day when Party B cannot operate normally due to the power outage or water outage, except when Party A gives prior notice. If the power outage, water outage, or other accidents are caused by Party B, a third party, or force majeure, Party A shall not bear any liability.

10.7 After the contract is signed, if Party B unilaterally terminates the lease of the house or abandons the site without justifiable reasons as stipulated in the contract, it shall constitute a serious breach of contract. Party A has the right to require Party B to continue to perform the contract and claim compensation from Party B for the losses caused by Party B’s early termination of the lease or abandonment of the site. Party A may also choose to hold Party B liable for breach of contract in accordance with the following provisions:

- If the remaining contract period is less than six months, the liquidated damages shall be one month’s site use fee of this contract.

- If the remaining contract period is more than six months (including six months) but less than one year, the liquidated damages shall be two months’ site use fee of this contract.

- If the remaining contract period is more than one year (including one year) but less than two years, the liquidated damages shall be three months’ site use fee of this contract.

-If the remaining contract period is more than two years (including two years) but less than two and a half years, the liquidated damages shall be four months ‘site use fee of this contract; If the remaining contract period is more than two and a half years (including two and a half years) but less than three years, the liquidated damages shall be five months ‘site use fee of this contract

In addition to the above mentioned breach of contract clauses, the following provisions shall also be followed:

- If Party A exercises the right to terminate the contract due to Party B’s early termination of the lease or abandonment of the site, all the fees paid by Party B will not be refunded, regardless of whether the service period corresponding to such fees has expired.

- Party A has the right to require Party B to pay all the fees waived by Party A during the performance of the contract.

- Party A may use the house use deposit to offset the equivalent amount of the liquidated damages payable by Party B. If the liquidated damages paid by Party B in accordance with the above provisions are still insufficient to compensate for the losses suffered by Party A, Party A has the right to further claim the difference from Party B.

- Party A has the right to simultaneously claim compensation from Party B for the losses incurred by Party A due to Party B’s breach of contract before the termination of this contract in accordance with other clauses of this contract and/or legal provisions.

11. Termination of the Contract

11.1 Party A and Party B agree that during the lease contract period, if any of the following situations occurs, this contract shall terminate, and neither party shall bear the liability for compensation:

11.1.1 The land use right within the scope occupied by this house is legally recovered in advance.

11.1.2 This house is legally expropriated for public interests.

11.1.3 This house is legally included in the scope of the house demolition permit due to urban construction needs.

11.1.4 This house is damaged, destroyed, or identified as a dangerous house.

11.1.5 Party A has informed Party B that the house was mortgaged before being leased and may be disposed of during the lease period, and now it is being disposed of.

11.1.6 The failure of the contract purpose is caused by smoke, water, fire, the malfunction or failure of various mechanical and electrical systems and equipment, and the leakage or supply interruption of drainage, gas, and electricity, which is not the fault of Party A or Party B.

11.1.7 The contract purpose cannot be achieved due to force majeure or other circumstances agreed by both parties.

11.1.8 Other circumstances stipulated by law.

If the contract is terminated due to the above clauses, Party A does not need to compensate Party B for the losses of fixed buildings, attached facilities, and decorations.

11.2 Both parties agree that under any of the following circumstances, either party may terminate this Contract by giving a written notice to the other party. Either party in breach of the contract shall pay the other party liquidated damages at twice the monthly site use fee and property management fee. If losses are caused to the other party, if the liquidated damages paid are not enough to cover the losses, it shall also compensate for the difference between the losses caused and the liquidated damages:

11.2.1 The house delivered by Party A does not meet the requirements of this contract, making it impossible to achieve the purpose of the lease.

11.2.2 Party B changes the use of the house without the prior written consent of Party A.

11.2.3 Party B causes damage to the main structure of the house.

11.2.4 Party B subleases the house without the consent of Party A or engages in other acts considered as subleasing by Party A.

11.2.5 Party B fails to pay any of the fees such as the site use fee, property management fee, various deposits, water, electricity, and gas fees for more than one month. In addition to paying the late - payment penalty in accordance with this contract, Party A has the right to terminate this contract.

11.2.6 Party B fails to complete the tax - related matters of the enterprise on time as agreed by both parties.

11.2.7 Party B refuses to pay or delays payment without justifiable reasons. After receiving a written reminder from Party A, it still fails to pay the site use fee, property management fee, deposit, and the first - phase site use fee and property management fee as agreed in this agreement within 5 days.

11.2.8 Party B violates the relevant provisions of this contract. After receiving a rectification notice from Party A or the property management company, it fails to complete the rectification as required in the notice and within the specified time limit. After being reminded again by Party A, it still fails to correct within 7 days.

11.2.9 Party B changes the use of the house without permission or operates other goods or services in addition to the business items stipulated in this contract. After receiving a written rectification notice from Party A, it fails to correct within 30 days.

11.2.10 Party B fails to obtain a business license continuously or accumulatively for more than three months due to failure to obtain approval from the government department and engages in unlicensed business operations.

11.2.11 After the decoration of the house is completed, Party B suspends or stops business without the prior written consent of Party A (except for reasons attributable to Party A or force majeure).

11.2.12 Party B violates the regulations on work safety, fire safety, food hygiene safety, etc., causing potential safety hazards and fails to rectify within the time limit required by Party A.

11.2.13 Party B is forced or voluntarily enters the liquidation process (except for the purpose of restructuring or merger), or the property of Party B is subject to enforcement, or Party B is taken over by a receiver.

11.2.14 Party B itself or allows others to use the house for illegal or criminal activities.

12. Confidentiality Clause

The business information of the other party during the signing and performance of the contract, including but not limited to the rent standard, amount, business performance of both parties and customer list, shall be regarded as trade secrets regardless of whether the other party adopts confidentiality measures and shall not be disclosed in any form before the disclosure of the relevant contents by the information owner. The party shall be liable for compensation for the losses caused to the other party by its violation of this article.

13. Other Matters

13.1 When the property service period expires, this contract shall automatically become invalid. If Party B wishes to continue enjoying the property services provided by Party A, it shall submit a written request for renewal one month before the expiration of this contract. Under the same conditions, Party B shall have the right of first refusal, and a new property service contract shall be signed. If Party B no longer uses the property, it shall also notify Party A in writing one month before the expiration of this contract.

13.2 Party B shall restore the premises to their original state after the expiration of the contract and hand over all access control keys to Party A to ensure the complete transfer of the right of use.

13.3 Regarding other matters related to property management, Party B shall abide by the relevant regulations on property management formulated by the property management agency of the building.

13.4 If the office building and its equipment and facilities are damaged due to force majeure, resulting in abnormal operation, the losses shall be borne by each party respectively.

14. Dispute Resolution

If any dispute arises during the performance of this contract, Party A and Party B may resolve it through negotiation. If the negotiation fails, either party may submit the dispute to the court where the property is located for resolution.

15. Unresolved Matters

For matters not covered in this contract, Party A and Party B may negotiate separately. The supplementary agreement, after being signed and sealed by both parties, shall have the same legal effect as this contract.

16. Contract Effectiveness and Copies

This contract shall come into effect after being signed or sealed by Party A and Party B. This contract is made in quadruplicate, with Party A holding three copies and Party B holding one copy.

(blank below)

Party A: Shanghai Yushi Property Management Co., Ltd.

(Seal)

[Company Seal Affixed Here]

Legal Representative/Authorized Representative: /s/ Wei Chen

Contact: 13817251961

Date: December 31, 2024

Party B: Shanghai Evertrend Enterprise Co., Ltd.

(Seal)

Legal Representative/Authorized Representative: /s/ Congming Pi

Contact:

Date: December 31, 2024